UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Stereotaxis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

April 13, 2017

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 23, 2017 at 9:00 a.m. (Central Daylight Time) at our Company headquarters in St. Louis, Missouri.

Details about the meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made a copy of our 2016 Annual Report on Form 10-K and this proxy statement available on the Internet. Whether or not you plan to attend the meeting, we encourage you to read our 2016 Annual Report and this proxy statement and to vote your shares.

Your vote is very important to us. Most shareholders hold their shares in street name through a broker and may vote by using the Internet, by telephone or by mail. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting and if you plan to vote your shares in person at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

On behalf of the entire Board, I thank you for your continued support and look forward to seeing you at the meeting.

Sincerely,

David L. Fischel
Chairman of the Board

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 13, 2017

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Tuesday, May 23, 2017 at 9:00 a.m. (Central Daylight Time) for the following purposes:

1.	To elect two Class I directors to serve until our 2020 Annual Meeting;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;

3.	To approve, by non-binding vote, executive compensation;

4.	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation;

5.	To approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares; and

6.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed March 28, 2017 as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

We first began sending to all shareholders of record a Notice of Internet Availability of Proxy Materials on April 13, 2017. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

Karen Witte Duros Secretary St. Louis, Missouri April 13, 2017

IMPORTANT NOTICE

Please Vote Your Shares Promptly

Page i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2017 Annual Meeting of Shareholders to be held on May 23, 2017 and any and all adjournments and postponements thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Shareholders on May 23, 2017 at 9:00 a.m. Central Daylight Time, at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2016 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote?

You are entitled to vote if you were a shareholder of record of shares of our common stock or Series A Convertible Preferred Stock at the close of business on March 28, 2017 (the “Record Date”). On March 28, 2017, there were 22,541,613 shares of our common stock outstanding and entitled to vote and 23,900 shares of our Series A Convertible Preferred Stock outstanding.

Q.	How many votes do I have?

Each share of common stock that you own entitles you to one vote. On the Record Date, there were a total of 22,541,613 shares of common stock outstanding. As of the Record Date, each share of our Series A Convertible Preferred Stock is convertible into 1,585 shares of our common stock, and is entitled to one vote for each share of common stock into which it is convertible, subject to specified beneficial ownership limitations. On the Record Date there were 23,900 shares of Series A Convertible Preferred Stock outstanding, entitling the holders of those shares to an aggregate of 12,210,146 votes.

Q.	What am I being asked to vote on?

We are asking our shareholders to (1) elect two Class I Directors to serve until our 2020 Annual Meeting of Shareholders, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year, (3) approve, by non-binding vote, executive compensation, (4) recommend, by non-binding vote, the frequency of future advisory votes on executive compensation, (5) approve an amendment to our 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000, and (6) transact such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are invited to attend the Annual Meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or by mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 22, 2017, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or if you requested to receive printed proxy materials, you can also vote by mail, telephone or the Internet pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on May 22, 2017;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Each share of Series A Convertible Preferred Stock is entitled to one vote on an as-converted basis, subject to specified beneficial ownership limitations applicable to the holders of the Series A Convertible Preferred Stock. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. The recommendation on the frequency of future advisory votes on executive compensation will be determined by a plurality of the shares entitled to vote and present in person or by proxy. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year, “FOR” the non-binding approval of executive compensation, and “FOR” the amendment to our 2012 Stock Incentive Plan.

Q.	What happens if I request a paper copy of proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the approval of executive compensation, “THREE YEARS” for the recommended frequency of future executive compensation votes, and “FOR” the amendment to our 2012 Stock Incentive Plan, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine”

proposals. The ratification of the Company’s auditor is considered routine, but all of our other proposals are non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting and you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. Dr. Nathan Fischel is the father of David L. Fischel, our Acting Chief Executive Officer and Chairman of the Board.

Class I Directors (terms expiring at the 2017 Annual Meeting; Nominees for election to the Board at the 2017 Annual Meeting to serve a three-year term until the 2020 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 70, currently serves as the chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers. From 1999 to 2009, Mr. Benfer served as president and chief executive officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the president and chief executive officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as senior vice president for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and chief executive officer of the Henry Ford Hospital from 1985 to 1992. He served as the chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its board of governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the board of the Catholic Health Association from 2003 until 2008. Mr. Benfer also serves as a director of a private financial institution and chairman of the board of a private healthcare service company. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Arun S. Menawat, Ph.D.

Director since September 2016

Dr. Menawat, 62, is the CEO and a director of Profound Medical Inc. (TXSV:PRN) (OTCQX:PRFMF), a medical device company that is driving commercialization of real-time MRI-guided ablation treatment for prostate cancer. Dr. Menawat has an accomplished history of executive leadership success in the healthcare industry. He was previously the chairman of the board of directors, President and CEO of Novadaq Technologies Inc. (TXS:NDQ) (NASDAQ:NVDQ). Under his 13-year tenure at Novadaq, he transformed the company from a small private pre-commercial company into the leader in intraoperative imaging and was instrumental in signing strategic partnerships with companies including Intuitive Surgical, LifeCell, and KCI. He obtained a Ph.D. in Chemical (Bio) Engineering from the University of Maryland, while concurrently completing a fellowship in biomedical engineering at the U.S. National Institute of Health, and holds an Executive MBA from the J.L. Kellogg School of Management, Northwestern University. In 2014, Dr. Menawat was named the EY Ontario Entrepreneur of the Year in the health sciences category. Dr. Menawat’s strong executive experience with medical device companies provides the Board valuable guidance for product innovation, customer initiatives and operational matters.

Class II Directors (terms expiring at the 2018 Annual Meeting)

David L. Fischel

Acting Chief Executive Officer and Chairman of the Board since February 2017

Director since September 2016

Mr. Fischel, 30, was named acting chief executive officer and chairman of the board on February 3, 2017. He has served as a director of Stereotaxis since leading the equity investment and positive strategic initiatives announced in September 2016. He has served for over eight years as Principal and portfolio manager for medical device investments at DAFNA Capital Management, LLC. In addition to his research responsibilities, Mr. Fischel has been deeply involved in all aspects of DAFNA Capital’s operations including legal, accounting, IT, compliance, human resources and marketing. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst. Mr. Fischel’s financial experience and understanding of the medical device industry enables him to make valuable contributions to our strategic initiatives and general management matters.

Joe Kiani

Director since September 2016

Mr. Kiani, 52, is the founder, Chairman of the board of directors, and CEO of Masimo, a global medical technology innovator. He has been a beacon for patient safety and innovation in healthcare for more than 25 years. He founded Masimo in 1989 to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. Under his leadership, Masimo has grown from a “garage start up” into a successful publicly traded company (NASDAQ: MASI) employing more than 3,500 people. Masimo has helped to solve the “unsolvable” problems plaguing patient monitoring through significant inventions with more than 600 issued and pending patents worldwide. From 1997 to 2013, Mr. Kiani served on the board of directors of Saba Software, Inc., a publicly traded software company focused on human capital development and management solutions. Committed to patient safety, Mr. Kiani founded the Patient Safety Movement Foundation in 2012 and the World Patient Safety, Science & Technology Summit. The Patient Safety Movement Foundation (PSMF) has the goal of eliminating preventable deaths by 2020 in the US, and significantly reducing preventable deaths in hospitals worldwide. Today, PSMF has over 1,700 hospitals from around the world that have committed to patient safety. In January 2016, the hospitals that had joined Patient Safety Movement reported 24,643 lives saved annually. Mr. Kiani’s deep understanding of the healthcare industry as well as his broad experience in strategic planning, strategic innovations, engineering and product innovation are valuable in supporting and guiding our product development, growth, technology innovation and operational excellence.

Robert J. Messey

Director since May 2005

Mr. Messey, 71, served as the senior vice president and chief financial officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the vice president of financial services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he served as senior vice president and chief financial officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He previously served as a director and member of the audit and compensation committees of Oxford Resource Partners, LP, a publicly traded coal mining company, and as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors. He serves as an advisory director, chairman of the audit committee, and member of the compensation committee of a privately held mining company. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance and accounting provides the Board with a great deal of expertise on financing, accounting and compliance matters.

Class III Directors (terms expiring at the 2019 Annual Meeting)

Fred A. Middleton

Director since June 1990

Mr. Middleton, 67, has been a general partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. From 1984 to 1986, Mr. Middleton was managing general partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including vice presidencies of finance, administration, and corporate development, and chief financial officer. Mr. Middleton also served as president of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a vice president of Chase Manhattan Bank. Mr. Middleton serves on the board of directors of biotechnology company, Endocyte, Inc. (NASDAQ: ECYT). Mr. Middleton also serves as a member of the board of directors of several privately held biomedical companies. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in chemistry from the Massachusetts Institute of Technology. Mr. Middleton’s business experience provides a unique perspective on the Company’s strategic initiatives, investor markets and financial outlook. His service on the Board for over 25 years provides valuable insight into the evolution of our products and technology.

Nathan Fischel, M.D.

Director since February 2017

Dr. Fischel, 61, is the Founder and CEO of DAFNA Capital Management, LLC. DAFNA Capital is an SEC registered investment advisor with a highly successful investment track record of over 18 years focused on innovations in biotechnology and medical devices. Dr. Fischel was Professor of Pediatrics at UCLA School of Medicine, and attending physician in Pediatric Hematology and Oncology at Cedars-Sinai Medical Center in Los Angeles. He has published over 120 peer-reviewed scientific and medical manuscripts and book chapters, has been the principal investigator of multiple National Institutes of Health (“NIH”) funded research grants, has served repeatedly on internal and external review panels at the NIH, and was appointed by the U.S. Secretary of Health and Human Services to serve for four years on the Advisory Council of one of the NIH’s institutes. Dr. Fischel received his M.D. from the Technion Israel Institute of Technology and served his internship year at Hadassah Hospital in Jerusalem. He completed his residency and fellowship in Pediatrics and Pediatric Hematology and Oncology at the Children’s Hospital and the Dana-Farber Cancer Institute, Harvard Medical School in Boston, and his postgraduate research training in Molecular Genetics at Oxford University in England. Dr. Fischel’s experience as a physician enables him to provide critical perspectives regarding our technologies and commercial adoption of our products and his extensive knowledge of medical device companies allows him to provide insight to the Board on strategic decisions.

CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure and Board Role in Risk Oversight

During 2016, William C. Mills III served as the chairman of the Board and our chief executive officer. Mr. Mills resigned as chief executive officer and as a director effective February 3, 2017. David L. Fischel became acting chief executive officer and chairman of the Board effective February 3, 2017. Since February 2015, David W. Benfer has served as the lead independent director. The Board believes that it should have flexibility to make the determination of whether the same person should serve as both the chief executive officer and chairman of the board or if the roles should be separate. The Board believes that its current leadership structure, with the positions of chief executive officer and chairman of the Board held by the same individual and Mr. Benfer serving as lead independent director, provides appropriate leadership for the Company and best serves the shareholders. Mr. Benfer provides independent leadership on the Board and interacts closely with the chief executive officer and the independent directors to facilitate communications. Our independent directors regularly have executive sessions as part of our regular meeting schedule, during which only the independent directors are present. Mr. Benfer leads these sessions and provides feedback to the chief executive officer.

Our Board provides risk oversight to the Company through the Audit Committee and the Nominating and Corporate Governance Committee. The Audit Committee monitors financial risks faced by the Company and the Nominating and Corporate Governance Committee monitors healthcare compliance and regulatory risks. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our common stock was listed on The Nasdaq Capital Market until August 4, 2016. On August 4, 2016, our common stock began trading on the OTCQX® Best Market. The OTCQX® Best Market does not require that a majority of the board of directors be independent. Our Board has continued to consider the independence of our directors under the listing standards of The Nasdaq Capital Market. Currently, all of our directors are independent except David L. Fischel and Dr. Nathan Fischel.

Further, our Board determined that each of our directors and each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were independent in 2016 under the listing standards of the NASDAQ Capital Market, except Mr. Mills. During 2016, the Company had a consulting agreement with Dr. Prystowsky. The Board has determined that this agreement did not impair his independent judgment.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experiences, strength of character, mature judgment and technical skills applicable to the Company. The committee will also consider whether the candidate is able to represent all shareholders of the Company fairly and equally, without favoring or advancing any particular shareholder or other constituency of the Company.

The committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

The committee may approve, in its discretion, the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of the nominee is in the best interests of the Company and its shareholders.

The committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•	The committee gives due consideration to the re-nomination of incumbent directors who desire to continue their service and who continue to satisfy the committee’s criteria for membership on the Board.

•

If there is no qualified and available incumbent or if there is a vacancy on the Board, the committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever occurs first. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	The committee will give consideration to these recommendations for positions on the Board where the committee has determined not to re-nominate a qualified incumbent director;

•

For each annual meeting of shareholders, it is anticipated that the committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and

•

While the committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the committee may, in its discretion, take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The committee may, in its discretion, also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company; to the extent such information is available to the committee. The committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the committee will be considered by the committee.

Any shareholder wishing to submit a candidate for consideration should send the following information to the corporate secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our corporate secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our chairman of the Board. Our corporate secretary will also maintain copies of such materials for future reference by the committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of shareholder; and

•	Any individual director or committee to whom the shareholder would like to have the written statement and other information sent.

The corporate secretary will forward the information to the chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees. Shareholders may download a free copy of our Code of Business Conduct and Ethics from our website (www.stereotaxis.com) or by request to our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: Martin C. Stammer

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

We intend to promptly disclose any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2016, the Board of Directors held seven meetings and acted once by unanimous written consent. During fiscal year 2016, all incumbent directors attended 75% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Directors are not required to attend our Annual Meeting of Shareholders. Mr. Mills and Mr. Messey attended our 2016 Annual Meeting of Shareholders.

Board Committee Membership

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance. Committee membership as of the end of fiscal year 2016 was as follows:

Audit	Compensation
Robert J. Messey, Chairman	Fred A. Middleton, Chairman
David W. Benfer	Arun S. Menawat
Duane DeSisto	Robert J. Messey
David L. Fischel

Nominating & Corporate Governance
David W. Benfer, Chairman
Joe Kiani
Eric N. Prystowsky

Mr. David Fischel resigned from the Audit Committee on February 3, 2017, when he became Acting Chief Executive Officer. Mr. DeSisto resigned from the Board of Directors on February 26, 2017.

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Ethics and Business Conduct are published on our website at www.stereotaxis.com, Investors, Governance. These materials are available in print to any shareholder upon request. From time to time, the Board and the committees review and update these documents, as they deem necessary and appropriate.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Capital Market and the enhanced independence standards for audit committee members set forth in SEC rules under the Securities Exchange Act of 1934. Further, our Board has determined that each member of the Audit Committee is financially sophisticated and that Mr. Messey, who currently serves as the chair of the Audit Committee, qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2016, the Audit Committee met seven times.

Compensation Committee

Our Board has determined that each director serving on the Compensation Committee during 2016 was independent under the listing standards of the NASDAQ Capital Market, and each qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The functions of the Compensation Committee include:

•	assisting management and the Board in defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers;

•

performing or, to the extent deemed appropriate delegating to our officers, reviewing and monitoring the administration of our equity-based compensation plans and qualified and non-qualified benefit plans;

•	approving new incentive plans and major benefit programs; and

•	approving changes to the outside directors’ compensation program.

The Compensation Committee has authority to retain compensation consultants to furnish advice or assistance to the committee within the scope of its duties. The committee has direct responsibility for the appointment, retention, and compensation of the compensation consultants as well as the oversight of the work of the consultants. In selecting any compensation consultant, the committee considers the factors relevant to the consultant’s independence from management in accordance with the listing standards of the NASDAQ Capital Market.

During fiscal year 2016, the Compensation Committee met four times and acted two times by unanimous written consent.

Nominating and Corporate Governance Committee

Our Board has determined that each director serving on the Nominating and Corporate Governance Committee during 2016 was independent under the listing standards of the NASDAQ Capital Market. The Nominating and Corporate Governance Committee assists the Board in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from shareholders;

•	selecting director nominees for submission to the shareholders at our annual meeting;

•	selecting director candidates to fill any vacancies on the Board;

•	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments and responsibilities; and

•	overseeing our healthcare compliance policies.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles.

During fiscal year 2016, the Nominating and Corporate Governance Committee met two times.

DIRECTOR COMPENSATION

Director Compensation Policy

The compensation of our non-employee directors was established by the Compensation Committee based on the recommendations of Radford, the committee’s independent compensation consultant, who conducted an in-depth market study of director compensation. Non-employee directors received cash compensation and equity awards for their services as Board members in 2016. Each non-employee director received a $35,000 annual retainer for Board membership. For serving on the Audit Committee, the committee chairman received a $15,000 annual retainer, and each committee member received a $7,500 annual retainer. For serving on the Compensation Committee, the committee chairman received a $10,000 annual retainer, and each committee member received a $5,000 annual retainer. For serving on the Nominating and Corporate Governance Committee, the committee chairman received a $6,000 annual retainer, and each committee member received a $3,000 annual retainer. The directors’ annual retainer fees were paid quarterly.

For serving as lead independent director of the Board, Mr. Benfer received an additional cash retainer of $15,000 per year, payable quarterly.

The non-employee directors also received annual equity awards. As of the date of each annual shareholders’ meeting, each non-employee director received an annual grant of 10,000 restricted share units. The annual grants of restricted share units vest one year from the date of the grant or on the date of the next annual shareholders’ meeting, whichever is earlier.

In addition to the annual grants, newly elected directors were entitled to receive a grant of 20,000 restricted share units. Initial grants of restricted share units to new directors vest over a two-year period, with 50% vesting after the first year and 50% vesting after the second year.

The compensation of our non-employee directors was modified in February 2017 by the Compensation Committee. The committee eliminated all cash retainer payments, including the annual retainer, committee chair and committee member retainers, and the lead independent director retainer. The committee also eliminated the annual award of 10,000 restricted share units. In place of cash payments, the committee approved an annual award of 60,000 restricted share units to each director.

Under the new plan, the annual equity awards will be made in two equal installments on the first business day of January and the first business day of July in each calendar year, paid in arrears and pro-rated according to the length of time served as a director. Each director will have the option to choose from one of two vesting schedules prior to the commencement of the year. The restricted share units will vest immediately with the first option. Alternately, with the second option, the restricted share units will vest on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the service of the director on the Board of Directors terminates, or (iii) a Change of Control of the Company.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings.

Compensation of Directors

The following table discloses compensation to our non-employee directors for their services during 2016:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation	Total ($)
William C. Mills III(2)	-	-	-	-	-
David W. Benfer(3)	57,875	12,500	-	-	70,375
Duane DeSisto(4)	42,500	12,500	-	-	55,000
David L. Fischel(5)	10,000	17,580	-	-	27,580
Joseph D. Keegan, Ph.D.(6)	34,125	12,500	-	-	46,625
Joe Kiani(7)	9,250	17,580	-	-	26,830
Dr. Arun S. Menawat(8)	9,583	17,580	-	-	27,163
Robert J. Messey(9)	55,000	12,500	-	-	67,500
Fred A. Middleton(10)	45,000	12,500	-	-	57,500
Eric N. Prystowsky, M.D.(11)	38,000	12,500	-	14,400	64,900
Euan S. Thomson, Ph.D.(12)	30,000	12,500	-	-	42,500

(1)	Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	As a member of the Company’s management, Mr. Mills did not receive compensation for his services as a director in 2016. Mr. Mills resigned as chief executive officer and as a director on February 3, 2017.

(3)	10,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. 8,150 options were outstanding as of December 31, 2016, all of which were exercisable as of such date.

(4)	20,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. Mr. DeSisto resigned from the Board of Directors on February 26, 2017.

(5)	20,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. Mr. Fischel was appointed to the Board on September 29, 2016. Stock awards include an initial grant of 20,000 restricted share units that was made upon his appointment as a director. Mr. Fischel was appointed acting CEO on February 3, 2017.

(6)	No service vested restricted share units were outstanding as of December 31, 2016. 4,050 options were outstanding as of December 31, 2016. Mr. Keegan resigned from the Board on September 29, 2016.

(7)	20,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. Mr. Kiani was appointed to the Board on September 29, 2016. Stock awards include an initial grant of 20,000 restricted share units that was made upon his appointment as a director.

(8)	20,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. Dr. Menawat was appointed to the Board on September 29, 2016. Stock awards include an initial grant of 20,000 restricted share units that was made upon his appointment as a director.

(9)	10,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. 10,675 options were outstanding as of December 31, 2016, all of which were exercisable as of such date.

(10)	10,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. 16,550 options were outstanding as of December 31, 2016, all of which were exercisable as of such date.

(11)	10,000 service-vested restricted share units were outstanding as of December 31, 2016, none of which were vested as of such date. 7,800 options were outstanding as of December 31, 2016, all of which were exercisable as of such date. All other compensation reflects amounts earned in 2016 by Dr. Prystowsky under a consulting agreement with the Company. $10,800 of such amount was paid during 2016.

(12)	No service-vested restricted share units were outstanding as of December 31, 2016. Mr. Thomson resigned from the Board of Directors on September 22, 2016.

PROPOSAL 1: ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors, provided the number shall be no less than three and no more than fifteen. Currently, the Board has set the number of directors of the Company at nine. The directors are divided into three classes: Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third annual meeting following his or her election and until the election and qualification of his or her successor.

Shareholders are being asked to elect two directors, David W. Benfer and Arun S. Menawat, Ph.D., as Class I directors to serve until the 2020 Annual Meeting of Shareholders. The Board nominated Mr. Benfer and Dr. Menawat for election at the 2017 Annual Meeting of Shareholders upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently is a director of our Company. Following the annual meeting, there will be a vacancy in one position of the Class I directors because one of the Class I directors is not standing for reelection. Certain information with respect to the nominees for election is set forth above under the headings “Information About The Board Of Directors” and “Board Meetings And Committees.” Proxies cannot be voted for a greater number of persons than the number of nominees named in Class I.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve; all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

Executive Compensation Summary and Analysis

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. The following is a summary and analysis of the various executive compensation policies, programs and practices developed by the Compensation Committee, and is intended to provide insight into the Compensation Committee’s decision making process for determining the compensation for our Named Executive Officers for fiscal year 2016.

The Compensation Committee has established a compensation program designed to align executive pay with business performance through annual performance metrics under the Management Bonus Plan and grants of stock options and service-vested restricted share units. Additionally, the committee from time to time engages the services of its independent compensation consultant, Radford, to ensure pay programs continue to be consistent with our compensation philosophy.

The Compensation Committee recognizes the importance of both providing market competitive pay opportunities and also motivating and retaining key talent in a challenging business environment. Specifically, we continue to be guided by our compensation philosophy, as described in the section following this Executive Summary, to ensure that compensation programs consistently support our business objectives.

Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the committee is guided by the following principles:

•

Align pay and performance:    Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.

•	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.

•

Provide market competitive pay:    Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In benchmarking the market competitiveness of total compensation, we utilize a peer group of select companies to represent our competitive labor market. Targeted total compensation opportunities are comprised of base salary, annual incentives and equity-based long-term incentives. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Role and Independence of the Consultant

From time-to-time, when deemed necessary, the Compensation Committee engages the services of an independent compensation consultant to provide the committee with market data and analysis, advice on incentive design practices, and an external perspective on pay trends and legal and regulatory developments.

In November 2016, the committee retained and continues to utilize Radford, an Aon Hewitt Company, as its independent compensation consultant (the “Consultant”). Radford does not provide any services to the Company other than those related to director and executive compensation consulting. The committee considers the Consultant to be fully independent and that the Consultant’s work has not raised any conflict of interest.

Compensation Determination Process

The typical pay review process occurs at the beginning of the fiscal year at which time the Compensation Committee reviews and approves adjustments in executive compensation including base salaries, target annual incentive opportunities, annual equity awards, and the establishment of performance goals for the annual incentive plan and performance-vested long-term awards, if any. During the review process, the committee considers a number of factors, including competitive market data, input received from the Company’s management, and an assessment of individual performance and the operating performance of the Company.

The committee has historically set targeted total compensation (base salaries, annual incentives, and long-term incentive awards) at the median of the competitive market. The committee may adjust targeted total compensation or the mix of total compensation based on other considerations such as business performance, company size and stock dilution. In addition, incentive programs are designed such that total compensation realized by executives is consistent with performance achievement.

This approach reflects the Compensation Committee’s philosophy to align executive pay outcomes directly with performance achievement. However, while incentive program designs are intended to be primarily objective and formulaic, the committee may also use its discretion to adjust compensation components for Named Executive Officers, as such discretion provides a means of acknowledging non-formulaic considerations such as the context in which certain performance achievement has occurred, the unique experience an individual brings to a role, and other factors the committee deems relevant.

To ensure the Company remained competitive in the marketplace, an in-depth study was conducted by Radford in 2016. The Consultant recommended to the Compensation Committee and the committee approved a new peer group of 20 companies (listed below) based on objective industry and financial criteria to assess the competitive labor market. The Consultant collected and presented proxy data from the recommended Industry Peer Group and market data from a broader sample of high technology companies contained within the Radford Global Technology Database to the committee.

Alphatec	Dextera Surgical	IRIDEX
Avinger	Digirad	LaMaitre Vascular
BIOLASE	Electromed	MGC Diagnostics
CAS Medical Systems	EnteroMedics	PhotoMedex
Cogentix Medical	Hansen Medical	Pro-Dex
Corindus Vascular Robotics	iCAD	VASO
Cutera	InVivo Therapeutics

Elements of the Compensation Program

The various elements of our executive compensation program, established through the process outlined above, are intended to provide competitive total compensation while aligning the behavior and actions of Named Executive Officers with shareholder interests. The elements of the compensation program are base salary, short-term incentive (annual bonus program), long-term incentive (Stock Appreciation Rights and Restricted Share Units), and benefits. Each of these is described in further detail in the following section.

2016 Executive Compensation Program

Annual Base Salary.    The committee determined that no adjustments to Named Executive Officers’ annual base salaries were required.

Name	2016 Salary (no change from 2015)
William C. Mills III Chief Executive Officer	$489,250
Martin C. Stammer Chief Financial Officer	$290,000
Karen W. Duros Senior Vice President, General Counsel and Secretary	$303,850

Annual Incentive Plan.    The Company’s annual incentive plan, the Management Bonus Plan, is intended to motivate Named Executive Officers to drive the financial performance and strategic initiatives critical to generating shareholder value for the Company. In particular, our practice is generally to link target performance to our business plan and other key performance objectives for the year, taking into account the prior years’ performance and the anticipated financial and market circumstances the Company is expected to encounter.

The Compensation Committee establishes stretch objectives to ensure that incentive payouts are made only based on acceptable performance in a given year. The committee does, however, retain the ability to exercise its discretion in adjusting total bonus funding. Additionally, individual awards can be adjusted based on individual performance considerations, or for strategic management objectives (MBOs) which vary by Named Executive Officer. However, all individual adjustments are made such that the aggregate incentive payments awarded under the program do not exceed the total funding approved by the committee. Such individual adjustments for Named Executive Officers are subject to the review and approval of the Compensation Committee.

Under this program, each Named Executive Officer receives a target award opportunity, established each year and denominated as a percentage of each officer’s base salary. For each performance component of the plan, if target performance is achieved, each Named Executive Officer’s incentive will be funded at the target level. For performance above or below target, a straight line calculation is made to determine the payout level between threshold and target performance and between target and overachievement performance. For fiscal year 2016, award opportunities as a percentage of base salary for Named Executive Officers remained unchanged compared to 2015:

Name	Bonus Target (% of Base Salary)
William C. Mills III Chief Executive Officer	60%
Martin C. Stammer Chief Financial Officer	50%
Karen W. Duros Senior Vice President, General Counsel and Secretary	40%

The Compensation Committee determined that the performance targets for 2016 under the Management Bonus Plan should consist of the most critical financial metric and at the same time place emphasis on a longer term view for Company success. Thus, the committee determined three components for the bonus plan: revenue goal (25%), internal technology development goals (25%), and external technology and business development goals (50%).

The Company achieved 95.8% of the 2016 revenue target, resulting in a weighted bonus funding as a percent of target award of 19.7% for the revenue goal. In addition, the committee approved several critical technology and business development objectives for 2016 with a combined weighting of 75%. The committee assessed the Company’s performance against the established technology and business development objectives and determined the Company had achieved a percent of target award of 25% for these two categories. These accomplishments resulted in an overall payout of 44.7% of target award for our Named Executive Officers.

Long-Term Incentive Compensation.    The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards are made pursuant to the Company’s 2012 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., restricted stock and RSUs). The committee throughout the year may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

In February 2016, a grant of service-vested RSUs, vesting 25% on the first anniversary and 25% each of the following three anniversaries was made with the intention of emphasizing retention and the criticality of shareholder alignment during this key phase in the Company’s life-cycle.

Recoupment Policy

The Compensation Committee has a recoupment policy applicable to incentive compensation based on financial results, including the annual bonus and equity-based compensation, to our Named Executive Officers and other executives. If we are required to file a restatement of financial results due to fraud, gross negligence or willful misconduct, then our independent directors may take action to recoup any portion of the incentive compensation awarded to the executives that exceeded the amount that would have been awarded based on the restated financial results during the three fiscal years prior to the filing of the restated financial results.

Other Benefits

•

Healthcare and Other Insurance Programs:    All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k):    We offer all eligible employees the opportunity to participate in a 401(k) plan. Employer matching contributions are discretionary under the 401(k) plan. Currently the Company does not match employee contributions.

•

Employee Stock Purchase Plan:    The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate for all employees of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time.

Summary Compensation Table

The following table summarizes the total compensation paid to the following executive officers (our “Named Executive Officers”) for fiscal years 2015 and 2016. For more information about the components of the total compensation, refer to the “Executive Compensation Summary and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Totals ($)
William C. Mills III	2016	489,250	-	89,778	-	131,217	2,060	712,305
Chief Executive Officer(5)	2015	486,875	-	91,590	141,375	214,292	2,055	936,187
Martin C. Stammer	2016	290,000	-	40,872	-	64,815	1,664	397,351
Chief Financial Officer	2015	283,333	-	41,710	64,350	105,850	1,651	496,894
Karen W. Duros	2016	303,850	-	15,678	-	54,328	1,692	375,548
SVP, Legal Counsel & Secretary	2015	302,375	-	15,910	24,765	88,724	1,689	433,463

(1)

Amounts reported reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of restricted share units. See Note 11 of the notes to our consolidated financial statements contained in our 2016 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	These amounts represent the aggregate grant date fair value of stock appreciation rights granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. See Note 11 of the notes to our consolidated financial statements contained in our 2016 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	These amounts include: (i) cash awards earned during the respective fiscal year under the applicable annual incentive programs, irrespective of the year in which they were actually paid.

(4)	All Other Compensation includes the payment of group term life insurance premiums.

(5)	Mr. Mills resigned as chief executive officer on February 3, 2017.

Outstanding Equity Awards At Fiscal Year-End

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended and 2012 Stock Incentive Plan, as amended, as of December 31, 2016.

		Option Awards				Stock Awards
Named Executive Officer	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
William C. Mills III(4)	05/24/07	1,500	-	116.40	05/23/17
	05/29/08	2,250	-	54.90	05/28/18
	06/10/09	2,250	-	43.90	06/09/19
	05/26/10	2,250	-	36.20	05/26/20
	05/24/11	1,575	-	32.30	05/23/21
	04/13/13		-			16,000	10,400
	03/27/14					50,000	32,500
	03/27/14	103,115	46,885	4.04	03/27/24
	02/06/15	33,225	39,275	2.15	02/06/25
	02/06/15					31,950	20,768
	02/09/16					115,100	74,815
Martin C. Stammer	02/15/11	700		35.20	02/15/21
	03/05/13					7,000	4,550
	03/27/14					9,700	6,305
	03/27/14	22,677	10,323	4.04	03/27/24
	02/06/15	15,120	17,880	2.15	02/06/25
	02/06/15					14,550	9,458
	02/09/16					52,400	34,060
Karen W. Duros	02/15/11	6,300		35.20	02/15/21
	03/05/13					5,000	3,250
	03/27/14					3,700	2,405
	03/27/14	8,719	3,981	4.04	03/27/24
	02/06/15	5,815	6,885	2.15	02/06/25
	02/06/15					5,550	3,608
	02/09/16					20,100	13,065

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights (SARs) that have not vested as of December 31, 2016. Options and SARs granted to the Named Executive Officers, vest at the rate of 25% one year from the date of grant, and monthly thereafter, over 36 additional months.

(2)	The amounts appearing in this column represent the total number of service-vested restricted share units granted under our 2012 Stock Incentive Plan. The restricted share units granted in 2012, 2014, 2015 and 2016 vest at the rate of 25% annually beginning with the one-year anniversary of the date of grant. The restricted share units granted in 2013 vest at the rate of 40% on the one-year anniversary of the date of grant, and 20% annually thereafter, over 3 additional years.

(3)	Based on the closing price of $0.65 for the shares of our common stock on December 30, 2016.

(4)	Mr. Mills was appointed as the Company’s chief executive officer effective February 12, 2014. All equity awards prior to 2014 reflected in this table were granted to him as a director. He resigned as chief executive officer and as a director on February 3, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2016, regarding securities to be issued upon the exercise of outstanding options, warrants and rights under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,838,986	$8.77	2,692,095
Equity compensation plans not approved by shareholders
Total	1,838,986	$8.77	2,692,095

(1)	Shares issuable upon vesting of restricted share units are not included in the weighted average computation.

(2)	Includes 1,167,099 restricted share units covered by outstanding awards that have not yet vested and are subject to forfeiture. In the event of forfeiture, such shares will be available for issuance under the 2012 Stock Incentive Plan.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of termination of the employee’s employment due to a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Additionally, under the stock incentive plans, in the event of a change of control of the Company, the Compensation Committee has discretion to provide for termination of awards in exchange for cash payments or the issuance of substitute awards. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provides for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the Company.

Provisions of awards under the Stock Incentive Plans

If a Named Executive Officer’s employment is terminated on or within one year after a change of control (or in the case of restricted stock, restricted stock units or SARs, the employee leaves for good reason, as defined in the agreement), the award agreements for such restricted stock, restricted stock units, and SARs under the 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide as follows: (1) all unvested SARs will vest immediately and all unexercised SARs can be exercised for their remaining terms; and (2) all outstanding restricted stock and restricted stock units vest immediately and become non-forfeitable. Under the terms of award applicable to the restricted share units granted in 2013 to Mr. Mills as a director, if his service as a director terminates as a result of a change of control, all of such outstanding restricted share units will become vested.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan or 2012 Stock Incentive Plan accelerate in the event of termination by death or disability. SARs and options could be exercised for specified periods following retirement, death or disability.

Employment Agreements

Mr. Mills.    Mr. Mills resigned from the Company on February 3, 2017. In connection with his resignation, the Company and Mr. Mills entered into a Severance Agreement and Release, dated February 3, 2017. Under the terms of the Severance Agreement and Release, Mr. Mills will receive the severance payments and other benefits set forth in the terms of his Employment Agreement with the Company, dated as of May 30, 2014, in the same manner as if he were terminated without cause, subject to certain offsets. Mr. Mills will receive an annual amount equal to his annual base salary ($489,250) as severance, payable over the 12-month period following February 3, 2017 in accordance with Stereotaxis’ regular payroll schedule, as well as other benefits set forth in the Severance Agreement and Release. In addition, Mr. Mills’ awards under any Stereotaxis stock plan (including without limitation awards of stock options, stock appreciation rights and restricted share units) became fully vested.

Other Named Executive Officers.    If a Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive his or her monthly base salary as of the date of termination for 12 months following the date of termination. The officer also will receive continuation of medical and dental benefits and life and disability insurance benefits (subject to any requirement for employee premium contributions) for 12 months, except that such benefits will terminate upon receipt of comparable benefits from another employer. In the event of termination by the Company without cause, the salary continuation payments will be offset by the amount of any compensation the officer receives during the severance period from the Company, any other employer or as an independent contractor.

In the event of a termination of a Named Executive Officer during the period commencing six months prior to a change of control of the Company and ending two years after a change of control, or if the officer separates from service for good reason, as defined in the employment agreement, within two years after a change of control of the Company, then the officer will be entitled to a lump sum payment equal to the officer’s annual base salary at a rate equal to the greater of the rate in effect immediately before the officer’s separation or the rate in effect immediately before the change of control. In addition the officer will receive continued medical and dental coverage under the Company’s benefit plans pursuant to COBRA for up to one year following the officer’s separation from service at the Company’s cost, and continued life and disability insurance benefits, also at the Company’s cost. All outstanding unvested awards under the 2002 Stock Incentive Plan and the 2012 Stock Incentive Plan will become fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 28, 2017 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

There were 22,541,613 shares of common stock and 23,900 shares of Series A Convertible Preferred Stock outstanding as of March 28, 2017. Unless otherwise indicated, the table below includes the number of shares underlying options, stock appreciation rights and warrants that are currently exercisable or exercisable within 60 days of March 28, 2017, and the number of shares represented by restricted share units that may become vested within 60 days of March 28, 2017. Such shares are considered outstanding and beneficially owned by the person holding the options, stock appreciation rights, warrants, or restricted share units for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent shareholders
2012 Revocable Trust of Andrew Redleaf(1) 3033 Excelsior Boulevard Minneapolis, MN 55416	2,501,841	9.99%
Entities affiliated with Sanderling Ventures(2) 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402	1,366,967	6.05%
DAFNA Capital Management, LLC(3) 10990 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90024	1,372,862	6.09%
Directors and Named Executive Officers
David W. Benfer(4)	79,564	*
David L. Fischel	-0-	*
Nathan Fischel(5)	1,372,862	6.09%
Joe Kiani(6)	1,183,903	4.99%
Arun S. Menawat(7)	309,285	1.36%
Robert J. Messey(8)	66,493	*
Fred A. Middleton(9)	1,473,199	6.52%
William C. Mills III(10)	551,534	2.42%
Eric N. Prystowsky, M.D.(11)	58,893	*
Martin C. Stammer(12)	98,891	*
Karen W. Duros(13)	74,106	*
All directors and executive officers as a group (13 persons)	5,370,631	22.05%

*	Indicates ownership of less than 1%

(1)	Based on the Company’s records. This amount excludes 667,477 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 3,076,923 shares of common stock issuable upon conversion of warrants. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.

(2)	Includes: (a) 5,335 shares held by Sanderling VI Beteiligungs GmbH & Co. KG; (b) 6,358 shares held by Sanderling VI Limited Partnership; (c) 53,275 shares held by Sanderling IV Biomedical Co-Investment Fund, L.P.; (d) 22,451 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.; (e) 67,790 shares held by Sanderling Venture Partners V Co-Investment Fund, L.P.; (f) 11,097 shares held by Sanderling V Beteiligungs GmbH & Co. KG; (g) 11,956 shares held by Sanderling V Limited Partnership; (h) 39,716 shares held by Sanderling V Biomedical Co-Investment Fund, L.P.; and (i) 1,107,189 shares held by and 41,800 shares issuable upon exercise of warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil & Mills Associates V, LLC is the Investment General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management V, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Sanderling Ventures Management VI is managed by Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management VI, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management VI. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co. KG and Sanderling VI

Limited Partnership and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of Sanderling Ventures and its affiliates is based on a Schedule 13D filed by Sanderling Ventures on March 18, 2009, all Form 4 reports filed by Mr. Middleton to date, and Company records.

(3)	Based on the Company’s records and a Schedule 13D filed on February 14, 2017 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by the Funds. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. This amount excludes an aggregate of 12,677,277 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and an aggregate of 13,349,049 shares of common stock issuable upon exercise of warrants held by the Funds. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(4)	Includes options to purchase 8,150 shares of common stock, 2,700 shares of common stock held by Mr. Benfer’s spouse, and 10,000 unvested restricted share units.

(5)	Includes 1,372,862 shares of common stock held by DAFNA Capital Management, LLC, in its capacity as investment advisor to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”). This number of shares excludes an aggregate of 12,677,277 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and an aggregate of 13,349,049 shares of common stock issuable upon exercise of warrants held by the Funds. Dr. Fischel disclaims beneficial ownership of the shares and warrants owned by the Funds. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(6)	Excludes 5,154,735 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 6,153,846 shares of common stock issuable upon conversion of warrants held by the Joseph Kiani 2007 Dynasty Trust. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(7)	Includes 153,846 shares of common stock issuable upon the exercise of warrants.

(8)	Includes options to purchase 10,675 shares of common stock and 10,000 unvested restricted share units.

(9)

Includes 1,325,167 shares held by and 41,800 additional shares issuable upon exercise of warrants held by the entities affiliated with Sanderling Ventures, described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by the entities affiliated with Sanderling Ventures. Also includes options to purchase 16,550 shares of common stock and 10,000 unvested restricted share units. Excludes 158,466 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 153,846 shares of common stock issuable upon exercise of warrants. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(10)	Includes options to purchase 232,325 shares of common stock. Mr. Mills resigned as chief executive officer and as a director on February 3, 2017.

(11)	Includes options to purchase 6,300 shares of common stock and 10,000 unvested restricted share units.

(12)	Includes options to purchase 44,688 shares of common stock.

(13)	Includes options to purchase 33,498 shares of common stock.

REPORT OF AUDIT COMMITTEE

During 2016, at least three non-employee directors comprised the Audit Committee. Currently, two non-employee directors serve on the Audit Committee. All are independent as defined in the OTCQX Rules for U.S. Companies as well as NASDAQ Rule 5605(a)(2) and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted on our website at www.stereotaxis.com, Investors, Governance.

The Audit Committee assists the Board in providing oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. In addition, the Company engages another accounting firm for assistance with internal audit services.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2016 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Audit Committee reviewed with the independent registered public accounting firm its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the committee discussed with the independent registered public accountants, the firm’s independence from management and the Company, including the matters in the accountants’ written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Our independent registered public accountants did not provide any non-audit services to us during 2016.

The Audit Committee also discussed with the Company’s internal audit service provider and the independent registered public accounting firm in advance the overall scope and plans for their respective audits.

The committee meets regularly with the internal audit service provider and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. Submitted by the Audit Committee of the Board of Directors,

Robert J. Messey, Chair

David W. Benfer

The report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Audit Committee report, and will not otherwise be deemed filed under such Acts.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2017 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2017. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST  & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2016 Annual Meeting of Shareholders, approximately 69% of the votes cast were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We currently plan to hold this vote annually, and the next such vote will be held at our 2018 Annual Meeting of Shareholders.

While this vote is advisory and not binding on our Company, it will provide information to our Compensation Committee regarding shareholders’ sentiment about our executive compensation philosophy and practices, which the committee will be able to consider when determining executive compensation in the future.

As you consider how to cast your vote, we encourage you to review the “Executive Compensation Summary and Analysis” section of this proxy statement as well as the executive compensation tables and related narratives. As described in those sections, the primary goals of our executive compensation program are to attract, retain and motivate highly qualified executives and to align their interests with those of our shareholders. Our program, consisting of a mix of base salary, annual cash bonus, and equity awards, is designed to reflect a balance between short-term and long-term goals to create value for our shareholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement under “Executive Compensation”, including the “Executive Compensation Summary and Analysis” and the tabular and narrative disclosure contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that every six years we include in this proxy statement a separate non-binding shareholder vote to advise on whether the “say-on-pay” vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board believes that following this year’s advisory vote on executive compensation, an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	Our compensation program is designed and weighted to reward sustained financial and stock price performance over such a multi-year period.

•

The largest value creation opportunity for our Named Executive Officers rewards multi-year stock price appreciation through the provision of stock-settled stock appreciation rights and restricted share units with multi-year vesting.

•

A success of the Company’s long-term incentive strategy is best measured on a three year frequency by providing sufficient time for shareholders to meaningfully weigh the full impact and success of the program compared to the sustained financial performance of the Company.

Although the vote is non-binding, our Board intends to take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s shareholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, the Company from time to time seeks shareholder approval for new employee equity compensation plans and material revisions thereto.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

Our 2012 Stock Incentive Plan (“Plan”) was adopted by the Compensation Committee of our Board of Directors and approved by our shareholders in 2012. In April 2013, the committee approved an amendment to the Plan to increase the shares authorized for issuance thereunder by 1,000,000 shares, which was approved by our shareholders in June 2013. In March 2014, the committee approved a further amendment to the Plan to increase the shares authorized for issuance under the Plan by 1,000,000 shares, which was approved by our shareholders in June 2014. In February 2016, the committee approved a further amendment to the Plan to increase the shares authorized for issuance under the Plan by 1,500,000 shares, which was approved by our shareholders in May 2016.

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. The Board believes that plans such as the Plan increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.

As of December 31, 2016, a total of 4,290,000 shares of common stock have been authorized for issuance under the Plan. As of December 31, 2016, awards of approximately 2,765,000 shares of common stock were issued and outstanding under the Plan and approximately 1,525,000 shares of common stock are available for future awards under the Plan.

In February 2017, the Compensation Committee of our Board of Directors approved a proposal to further amend the 2012 Stock Incentive Plan to increase the shares authorized for issuance thereunder by 4,000,000 shares. We are seeking shareholder approval of this amendment to the 2012 Stock Incentive Plan.

Set forth below is a summary of the material provisions of the 2012 Stock Incentive Plan. The summary of the provisions below is qualified in its entirety by the full text of the 2012 Stock Incentive Plan. A copy of the 2012 Stock Incentive Plan as amended and restated by the proposed amendment is attached to this proxy statement as Appendix A.

Vote Required and Recommendation

The affirmative vote of a majority of the shares present in person or by proxy will be required to approve the amendment of the 2012 Stock Incentive Plan. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore, will have the same effect as negative votes.

The Board of Directors and our executive officers have an interest in this proposal as they may receive awards under the 2012 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES AUTHORIZED UNDER THE 2012 STOCK INCENTIVE PLAN BY 4,000,000 SHARES.

Description of Material Provisions of the 2012 Stock Incentive Plan

Term of the Plan

The Plan will terminate ten years after the date on which the Board approved the Plan and no awards will be granted after the expiration of such ten-year period.

Eligible Participant

Any director or employee of the Company, or its subsidiaries, as well as any individual providing services to the Company may be selected to receive an award.

Administration

The Plan is administered by the Board of Directors through a committee appointed by the Board. The Compensation Committee administers the Plan. The committee has full power to determine persons eligible to participate in the Plan, to interpret the Plan, to adopt the rules, regulations and guidelines necessary or proper to carry out the Plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between the Company and a participant.

Authorized Shares

Currently, the number of shares of stock authorized for issuance under the 2012 Plan is up to four million two hundred ninety thousand (4,290,000).

Types of Awards

An award under the Plan may be a stock option, either qualified or nonqualified, a stock appreciation right, a performance share, restricted stock or other cash-based or stock-based awards.

Stock Options.    The Compensation Committee is able to grant nonqualified stock options and incentive stock options under the 2012 Stock Incentive Plan. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% shareholder), and the exercise price of a nonqualified option must be determined by the committee, but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is traded on the OTCQX Best® Market, the fair market value is the last quoted sale price for the common stock (or the average of the high bid and low asked prices if no sales were reported that day) on the date the option is granted.

Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the committee, subject to the terms of the 2012 Stock Incentive Plan.

Performance Shares.    A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant shall be entitled to payout of the value of the award in shares of common stock.

Restricted Stock.    Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting as determined by the Compensation Committee. The committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired.

Other Stock-Based Award and Cash-Based Award.    The Plan provides that awards of common stock, including fully vested stock grants, or other awards valued in whole or in part by reference to the fair market value of common stock may also be made under the Plan in the form of other stock-based awards.

Share Counting Rules

Any shares of stock tendered by a participant as full or partial payment to the Company to satisfy a purchase price of an award, any shares subject to an award under the Plan which are withheld to satisfy an applicable tax withholding, or any shares covered by a stock appreciation right which is settled for a lesser number of shares shall not become available for issuance under the Plan. However, any awards, which by their terms may only be settled in cash, do not reduce the number of shares available for issuance.

Term of Stock Options and Stock Appreciation Rights

A maximum term of 10 years from the date of grant is set for all stock options and stock appreciation rights.

Vesting Limitations

Each stock option and stock appreciation right shall have a minimum vesting period of three years from the date of grant, provided that such vesting may occur incrementally over the three years.

Change of Control

Change of control means the purchase or acquisition, by any person or group, of beneficial ownership of 35% or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities entitled to vote in an election of directors.

The Compensation Committee may provide, in its sole discretion, for the termination of an award upon consummation of a change of control in exchange for a cash amount and/or issuance of a substitute award to substantially preserve the terms of any awards previously granted under the Plan. Any change must be in a manner consistent with Internal Revenue Code Section 409A.

Restrictions on Transferability

Awards granted under the Plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the Compensation Committee.

Amendment of Award Agreements

The Compensation Committee is specifically prohibited from amending the terms of outstanding award agreements without the approval of Company shareholders if such amendments would either reduce the exercise price of outstanding stock options or stock appreciation rights, or cancel an outstanding stock option or stock appreciation right in exchange for cash, another award, or another stock option or stock appreciation right that has an exercise price less than that of the original stock option or stock appreciation right.

Dividends or Dividend Equivalents

No dividends or dividend equivalents shall be paid with respect to outstanding stock based awards that are intended to be performance-based awards, as that term is defined in the Plan, nor shall dividends or dividend equivalents be paid on any outstanding stock options or stock appreciation rights.

Anti-dilution

In the event of any change in outstanding stock of the Company by reason of stock split, stock dividend, combination or reclassification of shares, or similar events, the Compensation Committee shall make adjustments to numbers of shares available for issuance under the Plan and covered by outstanding awards, the exercise and grant prices relating to outstanding awards, or such other equitable adjustments as it deems appropriate.

Non-Employee Director Grants

It is the intent of the Company to provide equity grants to our non-employee directors through the 2012 Plan as opposed to being provided through a separately administered plan.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares.    A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Other Stock-Based Awards.    A participant will generally recognize ordinary taxable income upon granting of a stock-based award that is not subject to vesting or performance achievement criteria. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. A participant will generally recognize ordinary taxable income upon the later to occur of the granting or the vesting of a cash-based award.

Tax Effect for the Company.    We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our three most highly compensated executive officers (other than the chief executive officer and, in most circumstances, our chief financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.    Section 409A of the Code provides certain requirements with respect to non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($165,000 in 2013) and employees with a certain level of ownership in the company.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. Upon the development of the Accounting Standards Codification, this guidance was subsequently referred to as ASC Topic 718. ASC Topic 718 requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718 and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of ASC Topic 718.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below shows the fees charged by Ernst & Young LLP, our independent registered public accountants, for professional services for fiscal year 2015 and an estimate of the fees we expect to be billed by Ernst & Young LLP for professional services for fiscal year 2016:

	Amount Billed for Fiscal Year
Description of Professional Service	2015	2016
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	406,500	448,785
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	-	-
Tax Fees – professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	406,500	448,785

Pre-Approval Policy

As described in the Audit Committee charter, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services provided by Ernst & Young LLP during fiscal year 2016 were pre-approved in accordance with the Audit Committee’s policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Ethics and Business Conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Ethics and Business Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors or the Audit Committee, in either case, with any directors involved in the relevant transaction recusing themselves from the discussion and decision, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our Audit Committee charter, which is published on our website at www.stereotaxis.com, Investors, Governance. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

In September 2016, the Company entered into a Securities Purchase Agreement with certain institutional and other accredited investors whereby it agreed to sell, for an aggregate purchase price of $24.0 million, (i) an aggregate of 24,000 shares of Series A Convertible Preferred Stock, and (ii) warrants to purchase an aggregate of 36,923,078 shares of common stock. Pursuant to the transaction agreements, the Company reimbursed transaction related legal fees of $85,000 to a law firm engaged by DAFNA Capital Management. Funds managed by DAFNA Capital Management own more than 5% of the outstanding shares of the Company. Also, pursuant to the Securities Purchase Agreement, the Board appointed David Fischel, Principal at DAFNA Capital Management, and Joe Kiani, also an investor in the offering, to the Board, effective as of the closing of the Offering. Subsequent to the transaction, the Company reimbursed an additional $120,367 in transaction-related legal fees incurred by law firms engaged by these investors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from our directors and executive officers, we believe that all such persons timely filed such reports during the last fiscal year, except that one report for each of Messrs. Mills and Stammer, Ms. Duros, Paul Brathwaite, Frank Cheng and David Giffin to report the surrender of shares for taxes on February 8, 2016 as a result of the vesting of restricted share units was filed on February 19, 2016.

GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2018 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 14, 2017, which is 120 calendar days prior to the anniversary of April 13, 2017, the release date of this proxy statement relating to the 2017 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, i.e., not earlier than January 23, 2018, and not later than February 22, 2018, for the 2018 Annual Meeting. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	Any material interest of the proposing shareholder(s) in such business; and

•

A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding”. The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability of Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Corporate Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 13, 2017

Appendix A

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

As amended and restated effective February 22, 2017 (subject to shareholder approval)

1. Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, consultants, and other individuals providing services to the Company and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company by providing recipients with a proprietary interest in the growth and performance of the Company.

2. Definitions.    Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A. “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B. “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C. “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

D. “Board” means the Board of Directors of the Company.

E. “Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F. “Change of Control” means the occurrence of one or more of the following:

(1) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any Award that (i) provides “non-qualified deferred compensation” within the meaning of Code Section 409A and (ii) settles upon a Change of Control, unless such foregoing event constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company in each case, as defined under Code Section 409A.

G. “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

H. “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

I. “Company” means Stereotaxis, Inc., a Delaware corporation, and any successor thereto.

J. “Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board or the Committee in which the Company has an interest. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) has the meaning ascribed to it under Rule 405 of the Securities Act of 1933, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

K. “Fair Market Value” means the closing sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, on the date such Fair Market Value is measured of one share of Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the shares of Stock are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading or, if the shares of Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If shares of Stock are not publicly held or so listed or publicly traded, the Fair Market Value per share of Stock shall be 100% of the fair market value of a share of Stock on the date such Fair Market Value is measured, as determined in good faith by the Committee.

L. “Incentive Stock Option” means a stock option which is intended to be an incentive stock option within the meaning of Code Section 422.

M. “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N. “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

O. “Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award.

P. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Q. “Participant” means any director or any employee of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as any individual providing services to the Company who is selected to receive an Award; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

R. “Plan” means the Stereotaxis, Inc. 2012 Stock Incentive Plan.

S. “Stock” means the common stock, par value of $0.001 per share, of the Company.

T. “Stock Appreciation Right” means a stock appreciation right described in Section 6.

U. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3. Stock Subject to the Plan.

As of the date of adoption of this Plan by the Board or the Committee, as applicable, the number of shares of Stock available for Awards under the Plan shall be eight million two hundred ninety thousand (8,290,000). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 1,000,000. The Company may, in its discretion, use shares of Stock held in the treasury in lieu of authorized but unissued shares of Stock. If any Award shall expire or terminate or be cancelled or forfeited for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are tendered by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation or used to satisfy a purchase price related to an Option, such withheld shares shall not be available for the purposes of the Plan. Shares of Stock subject to the grant of a Stock Appreciation Right shall not become available again for issuance under this Plan upon exercise or settlement of such Stock Appreciation Right for a lesser number of shares. Awards that by their terms may only be settled in cash shall not reduce the number of shares available for purposes of the Plan, and if cash is issued in lieu of Stock pursuant to an Award, such shares will not become available again for issuance under this Plan.

All the shares of Stock available under the Plan may be used for the grant of Incentive Stock Options.

4. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

Notwithstanding the foregoing, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s shareholders in accordance with applicable law or regulation to either reduce the exercise price of any outstanding Option or Stock Appreciation Right, or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, another Award, or another Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

The Committee shall have the power and authority to determine which individuals, including individuals outside the United States, shall be eligible to receive Awards under the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement, separation from service or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to Participants employed by particular Employers or at particular locations.

5. Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A. Type of Option.    Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee, provided that in no event shall a Non-Qualified Stock Option be granted in exchange for services performed by an individual unless the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A with respect to such individual. No individual may be granted Options to purchase more than 1,000,000 shares of Stock during any single fiscal year of the Company.

B. Option Prices.    The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option, as determined under Section 16; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as determined in accordance with Code Section 422), the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C. Exercise – Elections and Restrictions.    The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) through a net or cashless (including broker-assisted cashless exercise, to the extent permissible) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), or (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted.

D. Option Terms.    The term of each Option shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. In no event shall Option holders be entitled to dividends or dividend equivalents with respect to such Options.

E. Successive Option Grants.    As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F. Additional Incentive Stock Option Requirements.    The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

6. Stock Appreciation Rights.

A. Grant Terms.    The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. The maximum number of shares of Stock subject to Awards for Stock Appreciation Rights for grants intended to qualify as Performance-Based Awards during a calendar year shall be 1,000,000. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement.

B. Exercise Terms.    The exercise price per share of Stock of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock at the time of granting, as determined under Section 16, the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C. Limitations.    The Committee may include in the Award Agreement such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. In no event shall Stock Appreciation Right holders be entitled to dividends or dividend equivalents with respect to such Stock Appreciation Rights.

7. Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock, restricted Stock units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These

Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, but not limited to, the right to receive fully-vested shares or the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement; provided that, the maximum Cash-Based Award that may be granted to a Participant in a calendar year is $1,000,000 to the extent it is also a Performance-Based Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to unvested Other Stock-Based Awards, including Other Stock-Based Awards that are intended to be Performance-Based Awards.

8. Performance-Based Awards.

The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 8, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be determined by the Committee, in its sole and absolute discretion, from among the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; working capital; expense management; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating income (loss) (including earnings (loss) before income taxes, depreciation and amortization); net income (loss); profit returns; margins; stock price; working capital; business trends; production cost; product cost; return on assets; project milestones; and plant and equipment performance. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. Each performance measure that constitutes a criteria measured by reference to the Company’s financial statements shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the date the performance measures are established in writing, adjusted, to the extent permitted under Code Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. The Committee shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors; provided, however, that Awards which are designed to qualify as Performance-Based Awards may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9. Vesting Limitations.

Except as otherwise provided in this Plan, each Stock Option and Stock Appreciation Right shall have a minimum vesting period of three years from the date of grant of such award, provided that such vesting may occur incrementally over such three-year period. Except as otherwise provided in this Plan, the vesting schedule of any such Award may not accelerate except in the case of death, disability, retirement, a Change of Control, involuntary termination of employment without cause or voluntary termination for good reason. Except as otherwise provided in this Plan, whether an Award will be subject to accelerated vesting upon the occurrence of one or more of these events shall be specified in Award Agreement relating to such Award or another agreement with the Participant, such as an employment agreement.

10. Withholding.    Upon exercise of an Option, the Company shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company. Prior to the payment, settlement, or vesting of any Award other than an Option, the Participant shall pay to the Company, or make arrangements acceptable to the Company for the payment of, amounts sufficient for the Company to satisfy its required statutory withholding obligations. The Company shall have the right to satisfy its required statutory withholding obligations by withholding an amount of cash otherwise due to a Participant (or shares of Stock for Awards settled in shares of Stock) upon the settlement of any Award.

11. Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12. Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

13. Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums, will be increased to reflect such substitution or assumption.

In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1) Termination of an Award upon the consummation of the Change of Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A and only to the extent the terminated Award has, in the discretion of the Committee, a positive value as of the termination date); and/or

(2) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A) which are outstanding upon the consummation of the Change of Control.

Prior to the consummation of a Change of Control, the Committee may also provide for accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee.

14. Amendment and Termination.

The Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

15. Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

16. Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board or the Committee).

17. Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board or the Committee and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

18. No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

19. Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law. Unless otherwise provided in an Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.

20. Severability.    If any provision of the Plan is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

* * *

The foregoing amended and restated Plan was approved and adopted by the Committee on February 22, 2017, and approved by the Stockholders on                     , 2017.

Secretary

STEREOTAXIS, INC. C/O Broadridge PO BOX 1342 Brentwood, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees
01 David W. Benfer 02 Arun S. Menawat, Ph.D
The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.		☐	☐	☐	5	To approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares.	☐	☐	☐
3	To approve, by non-binding vote, executive compensation.		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.
The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain
4	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PROXY

STEREOTAXIS, INC.

Annual Meeting of Stockholders May 23, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Karen Witte Duros, Martin C. Stammer and Kimberly R. Peery, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Central Time on May 23, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 and 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE THE SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION.
Continued and to be signed on reverse side